                                                                     EXHIBIT 8.1


                                                  ANDREWS & KURTH L.L.P.
OTHER OFFICES:                          A REGISTERED LIMITED LIABILITY PARTNERSHIP                  TELEPHONE: (202) 662-2700
    HOUSTON                                              ATTORNEYS                                 TELECOPIER: (202) 662-2739
    DALLAS                                    1701 PENNSYLVANIA AVENUE, N.W.                             TELEX: 79-1208
  LOS ANGELES                                            SUITE 200
   NEW YORK                                     WASHINGTON, D.C. 20006-5805
 THE WOODLANDS
    LONDON

                               December 21, 1998


Morgan Stanley ABS Capital I Inc.
1585 Broadway
New York, New York  10036

        Re:         Morgan Stanley ABS Capital I Inc.
                    Registration Statement on Form S-3
                    (Commission File No. 333-64909)

Ladies and Gentlemen:

        We have acted as counsel to Morgan Stanley ABS Capital I Inc., a Delaware corporation (the "Depositor"), in connection with the authorization and proposed issuance from time to time after the date hereof in one or more series (each, a "Series") of up to $1,000,000,000 aggregate principal amount of asset-backed certificates (the "Certificates") and asset-backed notes (the "Notes" and, together with the Certificates, the "Securities") to be offered pursuant to a registration statement on Form S-3 (such registration statement, the "Registration Statement") relating to the Securities. The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") or a trust agreement (each, a "Trust Agreement") among the Depositor, a master servicer to be identified in the prospectus supplement for such Series of Certificates (the "Master Servicer" for such Series) and a trustee to be identified in the prospectus supplement for such Series of Certificates (the "Trustee" for such Series); each Series of Notes will be issued under and pursuant to the conditions of an indenture (each, an "Indenture") between a trust fund to be identified in the prospectus supplement for such Series of Notes (the "Trust Fund" for such Series) and a trustee to be identified in the prospectus supplement for such Series of Notes (the "Trustee" for such Series).

        We have examined the prospectus contained in the Registration Statement (the "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purpose of this opinion.

        In arriving at the opinion expressed below, we have assumed that each Pooling and Servicing Agreement, each Trust Agreement and each Indenture will be duly authorized by all necessary corporate action on the part of the Depositor, the related Trustee, the Master Servicer, as applicable, and any other party thereto for the related Series of Certificates or Notes and will be duly executed and delivered by the Depositor or the related Trust Fund, as applicable, the related Trustee, the Master Servicer, as applicable, and any other party thereto substantially in the forms filed as exhibits to the Registration Statement, that

Morgan Stanley ABS Capital I Inc.
December 21, 1998
Page 2

the Certificates or the Notes of each Series will be duly executed and delivered substantially in the forms contemplated by the Pooling and Servicing Agreement, the Trust Agreement or the Indenture, as applicable, and that the Certificates or the Notes will be sold in the manner described in the Registration Statement.

        Based upon such examination and the qualifications set forth herein and in reliance thereon, we are of the opinion that the description of federal income tax consequences appearing under the captions "Summary - Federal Income Tax Consequences" and "Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of the Securities.

        The opinion herein is based upon our interpretations of current law, including court authority and existing final and temporary treasury regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances or law after the date hereof. In addition, our opinion is based on the assumption that the matter, if litigated, will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. Our opinion represents merely our best legal judgment on the matters presented; others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

        We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm under the caption "Federal Income Tax Consequences" in the Prospectus, without implying or admitting that we are "experts" within the meaning of the 1933 Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Exhibit 8.1.

                                           Sincerely,

                                           /s/ ANDREWS & KURTH L.L.P.